SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2006

L-1 IDENTITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-21559	04-3320515
(Commission file number)	(I.R.S. employer identification no.)

177 Broad Street, Stamford, Connecticut 06901

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (203) 504-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

SIGNATURE

EXHIBIT INDEX

L-1 Identity Solutions, Inc., a Delaware corporation f/k/a Viisage Technology, Inc. (the “Company”) entered into the agreement set forth below in connection with the merger of the Company and Identix Incorporated (“Identix”), which was consummated on August 29, 2006 (the “Identix Merger”).

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Separation Agreements

The Company has entered into a separation agreement with Bernard C. Bailey, former President, CEO and a director of the Company dated September 15, 2006.

Pursuant to his separation agreement, the Company will pay Mr. Bailey:

•	one lump sum severance payment of $530,000 to be paid on January 1, 2007, which is equal to 12 months current base salary plus a target bonus of $200,000;

•	a prorated bonus payment for 2006 of $150,000 based on a current target bonus of $200,000 to be paid on September 30, 2006 (the “Termination Date”);

•	in connection with his agreement to expand the scope of his non-competition arrangement with the Company, a payment of $530,000 (subject to valuation by a third party appraiser) on the Termination Date;

•	on the first pay period following the closing of the Identix Merger, an integration incentive bonus of $105,000; and

•	because the Identix Merger constitutes a “change of control” as defined in his stock option agreements, all of Mr. Bailey’s stock options and restricted stock grants immediately vested in full.

The separation agreement requires that Mr. Bailey execute a general release of claims within seven days after the Termination Date. Further, for one year after the Termination Date, Mr. Bailey will not engage in any business that directly competes with the Company or attempt to entice away or materially interfere with the business relationship of the Company with, any person or entity who is, or was within the one year, an employee or consultant to the Company or a customer or client of, supplier to or other party having material business relations with the Company. Mr. Bailey has also agreed to maintain the confidentiality of all Company trade secrets, and confidential and proprietary information.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

The Exhibit Index hereto is incorporated into this Item 9.01 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-1 IDENTITY SOLUTIONS, INC.
Date: September 21, 2006
	By:	/s/ Mark S. Molina
Mark S. Molina
Executive Vice President,
Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description
10.01	Separation Agreement dated September 15, 2006 between L-I Identity Solutions, Inc. and Bernard C. Bailey.